EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Interest of Named Experts and Counsel” and to the use of our reports dated April 23, 2009 (except as to Note 12 which is as of June 15, 2009 and Note 13 which is of May 14, 2010) and June 25, 2010 included in the Registration Statement on Form F-1 Amendment No. 5 and related Prospectus of Pan American Lithium Corp. (formerly Etna Resources Inc.) for the registration of shares of its common stock.

CHARTERED ACCOUNTANTS

Vancouver, Canada

January 5, 2011